UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 13, 2009

Nature Vision, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-7475	41-0831186
(Commission File Number)	(IRS Employer Identification No.)

1480 Northern Pacific Road
Brainerd, Minnesota 56401
(Address of Principal Executive Offices and Zip Code)

(218) 825-0733
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 14, 2009, Nature Vision, Inc. (the “Company”) closed a Stock Purchase Agreement with Swordfish Financial, Inc. pursuant to which the Company sold an aggregate of 10,987,417 shares of its common stock in exchange for a $3,500,000 promissory note.  See Exhibit 10.1.

On August 14, 2009, the Company entered into a Voluntary Surrender Agreement with its primary lender, M&I Business Credit LLC (the ‘Creditor”), who as of August 14, 2009 was owed approximately $1,800,000 by the Company resulting from  a Credit and Security Agreement dated November 8, 2007 (as amended or supplemented, the “Credit Agreement”).  In accordance with the Voluntary Surrender Agreement, the Company agreed to tender to Creditor possession of the Company’s Premises and all of the Company’s Collateral, which was basically all of the Company’s assets.  See Exhibit 10.2 for details of the Voluntary Surrender Agreement.

On August 17, 2009, the Company entered into a Subordination Agreement and Demand Note with a shareholder of the Company for $200,000.  See Exhibits 10.3 for details of the Subordination  Agreement and Demand Note.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 14, 2009, the Company was delisted from The Nasdaq Stock Market (“Nasdaq”) down to the OTC Pink Sheets due to the Company’s failure to comply with the minimum stockholders’ equity requirement of $2,500,000 for continued listing set forth in Nasdaq Listing Rule 5550.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 3.02.

Item 5.01	Changes in Control of Registrant.

As a result of the transaction described in Item 1.01 (“Swordfish Financial, Inc. Transaction”), a change in control occurred with respect to our capital stock ownership.

Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the board of directors of the Company (the “ Board of Directors ”) may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Company does not have any other classes of issued and outstanding capital stock.

Mssrs Richard P. Kiphart, Jeffery P. Zernov, Scott S. Meyers and Curtis A. Sampson served as the members of the Board of Directors. Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, immediately following the closing of the Transaction, (1) Michael D. Alexander and Randy J. Moseley were appointed as a members to the Board of Directors and (2) Richard P. Kiphart, Jeffery P. Zernov, Scott S. Meyers and Curtis A. Sampson tendered their resignations from the Board of Directors.

The following table will identify, as of August 17, 2009, the number and percentage of outstanding shares of common stock of the Company owned by (i) each person known to the Company who owns more than five percent of the outstanding common stock, (ii) each officer and director, and (iii) and officers and directors of the Company as a group.

Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Unless otherwise indicated, the address for each Beneficial Owner shall be Swordfish Financial, Inc., 142 Wembley, Rockwall, Texas   75032.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Michael D. Alexander (2)	7,700,000	62.4%
Randy J. Moseley (3)	1,250,000	9.4%
Officers and Directors as a group (1 person)	9,550,000	71.8%

(1)  Based on 13,300,000 shares of common stock issued and outstanding. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Michael D. Alexander is the President, Chief Executive Officer and a Director of the Company.  Represents shares owned by Mr. Alexander and his spouse.

(3) Randy J. Moseley is the Chief Financial Officer and a Director of the Company.  Represents shares owned by Mr. Moseley and his spouse.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) On August 13, 2008, the board of directors of the Company appointed Michael D. Alexander and Randy J. Moseley as members of the Company's  board of directors effective August 14, 2009 on the closing of the Swordfish Financial, Inc. transaction.  Mr.  Alexander and Mr. Moseley are to serve as directors of the Company until the next shareholder meeting.

On August 17, 2009, the board of directors appointed Michael D. Alexander as the President and Chief Executive Officer of the Company.   Mr. Alexander served as a consultant of various technology related companies from July 2006 to August 2009.  Mr. Alexander served as the Chief Executive Officer, President, and a director of Furia from August 2004 to July 2006.  From September 2003 to June  2004, Mr. Alexander was a process analyst for Citigroup. From August 2000 to September 2003, he was a computer consultant with Cyber Communications.

On August 17, 2009, the board of directors appointed Randy J. Moseley as Chief Financial Officer of the Company.  Since September 2008, Mr. Moseley has served as a director and as Principal Accounting Officer for CytoGenix,, Inc., a biotechnology research company.  Mr. Moseley currently also serves as the Chief Financial Officer and Director for Freight Feeder Aircraft Corporation (2007 to present), a manufacturer of a freight airplane;  Urban Television Network Corporation (2001 to present), a network of independent broadcast television stations and cable operators; Fronthaul Trucking Inc. (2005 to 2006), a over-the-road trucking company; Tensor Information Systems, Inc. (1999 to 2001), a private Fort Worth company in the business of developing custom software applications.  Mr. Moseley, a Certified Public Accountant, earned a BBA degree from Southern Methodist University.  He is a member of the Texas Society of CPAs and the AICPA.

(b) On August 13, 2009, the Company received from each of Richard P. Kiphart, Jeffery P. Zernov, Scott S. Meyers and Curtis A. Sampson a letter of resignation as a director of the Company effective August 14, 2009 on the closing of the Swordfish Financial, Inc. transaction.  The directors did not resign over any disagreements with the Company on any matter relating to the Company’s operations, polices or practices.   Copies of their resignation letters are attached to this Current Report on Form 8-K as exhibits.

On August 13, 2009, the Company received from each of Jeffrey P. Zernov, President and Chief Executive Officer and Robert P. King, Chief Financial Officer and Secretary a letter voluntarily resigning their respective officer positions with the Company.  The officers did not resign over any disagreements with the Company on any matter relating to the Company’s operations, polices or practices.  Copies of their resignation letters are attached to this Current Report on Form 8-K as exhibits.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 17, 2009, the board of directors voted to amend the Company’s Articles of Incorporation to change the name of the Company to Swordfish Financial, Inc.

Item 8.01.	Other

On August 14, 2009, the Company issued a press release announcing a Share Purchase Agreement With Swordfish Financial, Inc.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

 (c)  Exhibits

Exhibit No.	Description

3.1	Amended Articles of Incorporation

10.1	Stock Purchase Agreement with Swordfish Financial, Inc.

10.2	Voluntary Surrender of Collateral to Bank

99.1	Resignation Letter of Richard P. Kiphart, Director

99.2	Resignation Letter of Jeffrey P. Zernov, President, Chief Executive Officer and Director

99.3	Resignation of Scott S. Meyers, Director

99.4	Resignation of Curtis A. Sampson, Director

99.5	Resignation of Jeffrey P. Zernov, President and Chief Executive Officer

99.6	Resignation of Robert P. King, Chief Financial Officer and Secretary

99.7	Press Release dated August 14, 2009 -Nature Vision, Inc. Announces Share Purchase Agreement With Swordfish Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE VISION, INC.
Date: September 3, 2009
/s/ Michael Alexander
Michael Alexander
Chief Executive Officer

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